Exhibit 10.52

DEXCOM, INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the DexCom, Inc. (the “Company”) Amended and Restated 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).
Number of RSUs:
Date of Grant:
Vesting Commencement Date:
Expiration Date:    The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon Termination.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule:

Shares	Vest Date/Performance Conditions

You understand that your employment or consulting relationship or service with the Company or the relevant Subsidiary is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) other than as required by applicable local law, and that nothing in this Notice, the RSU Agreement or the Plan changes the nature of that relationship nor shall create an employment or consulting relationship with the Company by virtue of this Notice or your participation in the Plan.
You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company or the relevant Subsidiary (as applicable). You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference.

Data Privacy Statement:
By signing below you confirm that you have read this Notice, the RSU Agreement and the Plan, you agree to be bound by them and you freely and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Notice, the RSU Agreement and any other Restricted Stock Unit Award grant materials by the Company, its affiliates and Subsidiaries (including your employer), and any third parties assisting in the implementation, administration and management of the Plan, for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, its Subsidiaries (including your employer) may collect, hold, process, disclose and transfer certain personal data about you. For the purposes of this Notice and the RSU Agreement, the term “Data” means certain personal and/or sensitive information about you, including, but not limited to, your name, home address and telephone/fax number, date of birth, social insurance number or other identification number, family size, marital status, gender, beneficiary information, emergency contacts, passport/visa information, salary and benefit information, personal bank account number, tax related information, tax identification number, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor and any other information required by providers for the purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to E*TRADE Financial (“E*TRADE”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, where you may not have the same rights under applicable data protection and privacy law as in your home jurisdiction. You authorize the Company, E*TRADE and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the plan.

PARTICIPANT		DEXCOM, INC.

Signature:	_______________________________	By:	_______________________________

Print Name:	_______________________________	Its:	_______________________________

DEXCOM, INC.
AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE
DEXCOM, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the DexCom, Inc. (the “Company”) Amended and Restated 2015 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).
You (“Participant”) have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1.Settlement. Settlement of RSUs shall be made within the earlier of (i) 90 days following the applicable date of vesting under the vesting schedule or (ii) March 15 of the year following the year of vesting as set forth in the Notice. Settlement of RSUs shall be in Shares.
2.    Withholding Taxes. Regardless of any action the Company and/or Participant’s employer(s) (the "Employer") take with respect to any foreign, federal, state, or local income tax, social insurance (including if permissible under local law, any statutory employer’s contribution to social insurance), national insurance contributions, payroll tax, payment on account, or other tax-related withholding with respect to this Agreement, as a result of Participant’s participation in the Plan and/or any aspect of the RSUs ("Tax-Related Items"), Participant agrees and acknowledges that the ultimate liability for all Tax-Related Items is the responsibility of Participant and that the Company and/or the Employer:
•are not making any representations and are not committing to take any actions regarding any Tax-Related Items, including, but not limited to, the grant of the RSUs, the vesting of the RSUs, the delivery of Shares upon vesting of the RSUs, the subsequent sale of Shares acquired upon vesting of the RSUs, and the receipt of any dividends; and
•do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items.
Before any Tax-Related Items become due, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy those Tax-Related Items. If permissible under local law, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by or due with respect to and/or on behalf of Participant by one or a combination of the following:
(a)    withholding from the Shares to be issued, the number of Shares having a fair market value (determined on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld for Tax-Related Items, or
(b)    arranging to have sold on Participant’s behalf through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) a sufficient number of Shares that is equal to the amount required to be withheld for Tax-Related Items. The Company shall arrange to sell or withhold a whole number of shares to satisfy the minimum tax withholding obligation, and to the extent that any tax obligation balance remains, such amount shall be withheld from your following payroll cycle.
If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, Participant will be deemed to have been issued the full number of Shares to which Participant is entitled pursuant to the vesting of the RSUs even though a portion of those Shares will be withheld for the purpose of satisfying the Tax-Related Items.

Further, if Participant has relocated to a different jurisdiction between the date of grant and the date of any taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Finally, Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan or any aspect of the RSUs that cannot be satisfied by any of the means described in the preceding paragraph. The Company may refuse to deliver Shares to Participant if Participant fails to meet his/her obligations for the Tax-Related Items, as described herein.
3.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote from such Shares.
4.    Dividend Equivalents. If dividends are declared and paid on Shares, dividend equivalent payments, if any (whether in cash or Shares), shall be credited to Participant at such time as Shares as issued in settlement of vested RSUs. Such dividend equivalent payments shall have the same vesting requirements as the underlying RSUs.
5.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
6.    Termination. Subject to the terms of the Notice, if Participant’s service terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. For the avoidance of doubt, Participant shall not be entitled to any compensation for the loss of any rights or opportunities under the Plan other than as provided for herein. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.
7.    Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. You should consult your personal tax advisor for information on the actual and potential tax consequences of this RSU.
8.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
9.    Country-Specific Terms and Conditions. Participant’s participation in the Plan will be subject to any special terms and conditions set forth in Appendix A to this Agreement (“Appendix A”) for Participant’s country of residence, if any. Appendix A constitutes part of this Agreement.
Moreover, if Participant relocates to another country, any special terms and conditions applicable to RSUs granted in such country may apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.
In addition, the Company reserves the right to impose other requirements on the RSUs and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
10.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.
12.    Governing Law Severability. If one or more provisions of this Agreement (including the Appendix) are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, U.S.A, without giving effect to principles of conflicts of law.
13.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause, subject to compliance with applicable local laws.
14.    Recipient Data Privacy. Through Participant’s acceptance of this grant, Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal and/or sensitive data as described in this document by and among, as applicable, the Company, its affiliates and its subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that the Company holds certain personal and/or sensitive information about him or her, including, but not limited to, his or her name, home address and telephone/fax number, date of birth, social insurance number or other identification number, family size, marital status, gender, beneficiary information, emergency contacts, passport/visa information, salary and benefit information, personal bank account number, tax related information, tax identification number, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor and any other information required by providers for the purpose of implementing, administering and managing the Plan (“Data”). Participant also understands and unambiguously consents to the fact that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that Participant’s country may have different data privacy laws and protections than the laws in the recipient's country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired. Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
15.    Nature of Grant.

(a)
By acknowledging and accepting this RSU grant, Participant agrees that the granting of this RSU is completely at the discretion of the Committee pursuant to the Plan, that Participant does not expect that future awards will be granted under the Plan, or any other plan, and that Participant waives any claim for losses under the Agreement of the Plan in connection with termination of employment.

(b)	The RSU grant is non-transferrable and non-assignable.

i.	The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Board at any time.

ii.
The grant of this award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

iii.	Participant is voluntarily participating in the Plan.

iv.
This RSU grant is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or its affiliates (including, as applicable, Participant’s employer) and which is outside the scope of Participant’s employment contract, if any.

v.
This RSU grant is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

vi.	The future value of the underlying Shares is unknown and cannot be predicted with certainty.

vii.
For the purposes of this Agreement, termination of service shall be the last day of active service provided by Participant to the Company or one of its affiliates and such period shall not be extended by any notice of termination or similar period including any period of garden leave.

16.    Translations. If Participant receives this Agreement or any other document or communication related to the Plan or this grant in a language other than English and the meaning in the translation is different than in the English version, the terms expressed in the English version will govern.
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any applicable law or facilitate the administration of the Plan. Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant acknowledges that the laws of the country in which Participant is working at the time of grant, vesting or the sale of Shares received pursuant to this RSU grant (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill.
By your signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX A

ADDITIONAL COUNTRY-SPECIFIC TERMS AND CONDITIONS OF THE DEXCOM, INC. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN (RESTRICTED STOCK UNITS)

Terms and Conditions

This Appendix A includes additional terms and conditions that govern the RSUs granted to you under the Plan if you reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix A are defined in the Plan and/or the Agreement, and have the meanings set forth therein.

Notifications

This Appendix A also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you vest in the RSUs or sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after the grant date, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

CANADA

Terms and Conditions

RSUs Settled in Shares Only

Notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary, RSUs shall be paid in Shares only and do not provide any right for Participant to receive a cash payment.

The following provisions shall apply if Participant is a resident of Quebec:

Language Consent

The Parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les Parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Data Privacy Notice and Consent
This provision supplements the Data Privacy section of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss his or her participation in the Plan with their advisors. Finally, Participant authorizes the Company and the Employer to record such information and to keep such information in his or her employee file.

GERMANY

Notifications

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for him or her. In addition, Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

NETHERLANDS

Notifications

Insider-Trading Notification

Participant should be aware of the Dutch insider-trading rules, which may impact the sale of Shares issued to Participant at vesting and settlement of the RSUs. In particular, Participant may be prohibited from effectuating certain transactions involving Shares if Participant has inside information about the Company. If Participant is uncertain whether the insider-trading rules apply to Participant, Participant should consult his or her personal legal advisor.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions

Withholding Taxes

This provision supplements the Withholding Taxes section of the Agreement:

If payment or withholding of the Tax-Related Items (including the Employer's Liability, as defined below) is not made within 90 days of the end of the UK tax year in which vesting occurs (the "Due Date") or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty's Revenue and Customs ("HMRC"), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Withholding Taxes section of the Agreement. Participant also authorizes the Company to delay the issuance of Shares to Participant unless and until the loan is repaid.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions (including the Employer's Liability, as defined below) will be payable. Participant will be responsible for reporting and paying any income tax and national insurance contributions (including the Employer's Liability, as defined below) due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election/recoverability of employer national insurance contributions

As a condition of Participant’s participation in the Plan and the vesting of the RSUs (, Participant agrees to accept any liability for secondary Class 1 national insurance contributions (the "Employer's Liability") which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items. To accomplish the foregoing, Participant agrees to execute a joint election with the Company and/or the Employer (the "Election"), the form of such Election being formally approved by HMRC, and/or any other agreements, consents or elections required to accomplish the transfer of the Employer's Liability to Participant. Participant further agrees to execute such other joint elections, other agreements, consents or elections (the “Other Agreement(s)”) as may be required by the Company and/or the Employer between Participant and the Company, any successor to the Company and/or the Employer in order to transfer the Employer’s Liability to Participant or in order to provide for the reimbursement of the Employer’s Liability by Participant to the Company and/or the Employer.

If Participant does not enter into the Election when Participant accepts the Agreement, if the Election is revoked and/or abolished at any time by HMRC or if Participant fails to enter into any Other Agreement as required by the Company, any successor to the Company and/or the Employer, the Company may choose, in its sole discretion, not to allow Participant to vest in the RSUs and they will cease to vest, become null and void, and no Shares will be acquired under the Plan, without any liability to the Company, the Employer and/or any Affiliate. Participant further agrees that the Company and/or the Employer may collect the Employer's Liability by any of the means set forth in the Withholding Taxes section of the Agreement.

For the avoidance of doubt, this requirement will apply to all Participants that work in the U.K. during any period from grant through the vesting date of the RSUs regardless of whether Participant was in the U.K. at the time of grant.

UNITED STATES

Terms and Conditions

This provision supplements the Tax Consequences provision of the Agreement:

Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the

Company when required by applicable law. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for information on the actual and potential tax consequences of this RSU.